Exhibit 99.1

NEWS RELEASE NEWS RELEASE NEWS RELEASE

    Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, IL 60015

Contact:
Media Relations:	Investor Relations:
Clarkson Hine	Tony Diaz
(847) 484-4415	(847) 484-4410

FORTUNE BRANDS ANNOUNCES EXPECTATION

FOR STRONG FIRST QUARTER RESULTS

•	Sales Increased 13% and Each Brand Group Outperformed Company’s Expectations

•	Earnings Per Share Before Charges/Gains Grew More Than 60% on Benefit of Higher Volumes and Lower Cost Structures

•	Company Raising Bottom End of Full-Year Earnings Target Range

Deerfield, Illinois, April 27, 2010 – Fortune Brands, Inc. (NYSE: FO), the company behind leading consumer brands including Jim Beam, Titleist and Moen, today announced that its first quarter 2010 results will be substantially higher than the year-ago quarter.

In advance of its annual meeting of shareholders today, the company said that it anticipates reporting diluted earnings per share of approximately $0.47 for the first quarter. On a before charges/gains basis, the company expects to report diluted EPS of approximately $0.49, an increase of 63% from $0.30 in the year-ago quarter. Net sales for the quarter rose 13%, driven by strong sales increases for the company’s spirits and home products brands. Overall results benefited from market share gains, improving consumer markets, rebuilding of inventories by channel partners in certain home products categories, foreign exchange and favorable year-over-year comparisons. The company will report complete results for the first quarter on Thursday, April 29.

“Fortune Brands is off to an excellent start in 2010,” said Bruce Carbonari, chairman and chief executive officer of Fortune Brands. “The work we did during the downturn to position Fortune Brands for accelerated growth is paying off. Each of our three brand groups performed above our expectations in the quarter as we gained share in key product categories and the consumer environment was better than anticipated. At the same time, the leverage of higher volumes on our lower cost base enabled us to deliver very strong EPS growth versus last year’s challenging first quarter.

“While one quarter doesn’t make a year, we are raising the bottom end of our earnings target range to reflect our first-quarter performance,” Carbonari continued. “We are holding the high end of our range because there is still uncertainty in global economies and it remains to be seen how the expiration of U.S. government stimulus programs will impact home products demand. In addition, raw materials costs have increased, the U.S. dollar has strengthened, and, as previously indicated, we are increasing high-return strategic investment in our brands to capitalize on the improved consumer environment.”

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www.fortunebrands.com

FORTUNE BRANDS ANNOUNCES EXPECTATION FOR STRONG FIRST QUARTER RESULTS, PAGE 2

The company is now targeting to deliver EPS before charges/gains for 2010 in the range of $2.50-2.80 versus its prior target of $2.30-2.80.

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About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company. Its operating companies have premier brands and leading market positions in distilled spirits, home and security, and golf products. Beam Global Spirits & Wine, Inc. is the company’s premium spirits business. Major spirits brands include Jim Beam and Maker’s Mark bourbon, Sauza tequila, Canadian Club whisky, Courvoisier cognac, Cruzan rum, Teacher’s and Laphroaig Scotch, EFFEN vodka and DeKuyper cordials. The brands of Fortune Brands Home & Security LLC include Moen faucets, Aristokraft, Omega, Diamond and Kitchen Craft cabinetry, Therma-Tru door systems, Simonton windows, Master Lock security products and Waterloo storage and organization products. Acushnet Company’s golf brands include Titleist and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

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Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: general economic conditions, including the U.S. housing and remodeling market; the impact of changes in U.S. government stimulus programs; competitive market pressures (including pricing pressures); customer defaults and related bad debt expense; consolidation of trade customers; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including the potential financial effects and performance of such acquisitions or joint ventures, and integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; changes related to the company’s spirits business organization, including its U.S. and international distribution structure; ability to attract and retain qualified personnel; weather; risks associated with doing business outside the United States, including currency exchange rate risks; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; historical consolidated financial statements that may not be indicative of future conditions and results; interest rate fluctuations; volatility of financial and credit markets, which could affect access to capital for the company, its customers and consumers; any possible downgrades of the company’s credit ratings; as well as other risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings.

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www.fortunebrands.com

FORTUNE BRANDS ANNOUNCES EXPECTATION FOR STRONG FIRST QUARTER RESULTS, PAGE 3

Use of Non-GAAP Financial Information

This press release includes diluted earnings per share before charges/gains, a measure not derived in accordance with generally accepted accounting principles (“GAAP”). This measure should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of this measure to the most closely comparable GAAP measure, and reasons for the company’s use of this measure, is presented in the attached page.

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FORTUNE BRANDS, INC.

(Unaudited)

ESTIMATED DILUTED EPS BEFORE CHARGES/GAINS

EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding restructuring and other charges.

For the first quarter of 2010, EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding $4.7 million ($3.0 million after tax or $0.02 per diluted share) of restructuring and other charges.

For the first quarter of 2009, EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding $60.2 million ($37.7 million after tax or $0.25 per diluted share) of restructuring and other charges.

EPS Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

	Three Months Ended March 31,
	2010	2009	% Change
Earnings Per Common Share - Diluted
Income before Charges/Gains	$0.49	$0.30	63.3
Restructuring and other charges	(0.02)	(0.25)	92.0

Net Income	$0.47	$0.05	840.0

RECONCILIATION OF FULL YEAR 2010 EARNINGS TARGET TO GAAP

For the full year, the company is currently targeting diluted EPS before charges/gains to be in the range of $2.50 to $2.80 per share. On a GAAP basis, the company is currently targeting diluted EPS to be in the range of $2.40 to $2.70 per share.

EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding restructuring and other charges.

EPS Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

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